UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2010
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)
805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 732-1000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 1, 2010, American Campus Communities Operating Partnership LP (the “Operating Partnership”), a subsidiary of American Campus Communities, Inc. (the “Company”), entered into (i) an Agreement for Assignment of LLC Interests (the “Fund II Agreement”) with GF II/GMH II LLC pursuant to which the Operating Partnership agreed to acquire the 90% interest in four subsidiaries of GMH/GF II Student Housing Associates II, LLC (an existing joint venture in which the Company currently indirectly owns a 10% interest) not currently owned by the Company, and (ii) an Agreement for Assignment of LLC Interests (the “Fund III Agreement” and, together with the Fund II Agreement, the “Agreements”) with GF III/ACC LLC pursuant to which the Operating Partnership agreed to acquire the 90% interest in ACC/GF III Student Housing Associates III, LLC (an existing joint venture in which the Company currently indirectly owns a 10% interest) not currently owned by the Company. The aggregate consideration for this transaction is approximately $89.1 million in cash (which includes a credit for estimated cash on hand) and the assumption of approximately $227.0 million in mortgage debt (which represents the additional 90% share of the total mortgage debt of the joint ventures of $252.2 million).
     The Agreements contain customary representations and warranties, and customary covenants and agreements, including covenants regarding the Operating Partnership’s efforts to obtain the consents of the holders of such mortgage debt. The consummation of the transactions contemplated by these Agreements are subject to a number of conditions, including the receipt of these lender consents and, in the case of the Fund II Agreement, the closing of the transactions contemplated by the Fund III Agreement.
     The Agreements may be terminated in certain circumstances specified therein, and will terminate automatically if, in the case of the Fund II Agreement, the closing of the transactions contemplated thereby has not occurred on or before December 1, 2010 and, in the case of the Fund III Agreement, the closing of the transactions contemplated thereby has not occurred on or before October 1, 2010.
     The Agreements are filed as Exhibits 1.1 and 1.2 to this Report. The description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements filed herewith as exhibits to this Report.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
     The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2010	AMERICAN CAMPUS COMMUNITIES, INC.
	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number	Title
1.1	Form of Agreement for Assignment of LLC Interests, dated as of June 1, 2010, between GF II/GMH II LLC and American Campus Communities Operating Partnership LP

1.2	Form of Agreement for Assignment of LLC Interests, dated as of June 1, 2010, between GF III/ACC LLC and American Campus Communities Operating Partnership LP